AMENDMENT TO THE WARRANT TO PURCHASE COMMON STOCK
OF
THEATER XTREME ENTERTAINMENT GROUP, INC.

Reference is made to that certain Warrant to Purchase Common Stock to Theater Xtreme Entertainment Group, Inc. issued and amended by Dilutive Issuance Notice dated 23 July, 2007, summarized collectively, as follows:

Issuer:	Theater Xtreme Entertainment Group, Inc. (the “Company”
Issued to:	Kinzer Technology LLC (the “Warrant Holder”)
9950 Mayland Drive
Richmond, VA 23233
Warrant Shares:
Exercise Price:	$1.00 per share - as adjusted from $1.10
Original Issue date:	March 6, 2007,
Dilutive Notice Date:	July 23, 2007, (collectively, the “Warrant”)

Whereas, the Company is in the process of raising additional capital, and

Whereas, the Company desires that certain of its warrants be amended to facilitate this capital raise, and,

Whereas, the Warrant Holder agrees to amend said Warrant,

Now, therefore, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Warrant Holder hereby agree that the Warrant be and it hereby is amended as follows:

That effective November 21, 2007 Section 3 paragraph items 3(b) through 3(e) be and hereby are deleted in their entirety.

Agreed and Accepted:

Kinzer Technology LLC	Theater Xtreme Entertainment Group, Inc.

by:	by:	James J. Vincenzo
its:		CFO

Dated:	Dated: